AMENDMENT NO. 1
TO
THE LINCOLN ELECTRIC COMPANY
EMPLOYEE SAVINGS PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2017)
The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 1 to The Lincoln Electric Company Employee Savings Plan (As amended and restated effective January 1, 2017) (the “Plan”), effective as of August 1, 2017 unless otherwise provided herein.
I.
A new paragraph is hereby added to the introduction of the Plan at the end of the Plan History section to read as follows:
“Effective as of August 1, 2017, pursuant to an Instrument of Merger entered into by The Lincoln Electric Company and J.W. Harris Co., Inc., the J.W. Harris Co., Inc. Profit Sharing/ 401(k) Plan (the “Harris Plan”) was merged with and into the Plan and all accounts held under the Harris Plan were transferred to the Plan.”
II.
Section 1.1(6) of the Plan is hereby amended in its entirety to read as follows:
“(6)    Before-Tax Contributions: The contributions made pursuant to Section 3.1 of the Plan, elective deferral contributions made to the Weartech Plan on behalf of

Former Weartech Plan Participants and elective deferral contributions made to the Harris Plan on behalf of Former Harris Plan Participants. Except as otherwise specifically provided in the Plan, the term ‘Before-Tax Contributions’ when used herein shall include all Catch-Up Before-Tax Contributions, as defined in Section 3.11.”
III.
Section 1.1(16) of the Plan is hereby amended in its entirety to read as follows:
“(16)    Covered Employee:    Effective as of August 1, 2017, An Employee of an Employer, excluding, however, (a) any ‘leased employee’ (as defined in Section 1.1(21)) of an Employer, and (b) any Disabled Employee.”
IV.
The last sentence of Section 1.1(24) of the Plan is hereby amended in its entirety to read as follows:
“Further notwithstanding the foregoing, (a) in the case of an Employee of Kaliburn, Inc. Employment shall include periods of employment with ITT Corporation prior to November 14, 2012, provided that such Employee was an “Employee” (as defined in the Plan) on November 14, 2012, (b) in the case of a Former Weartech Plan Participant who is an Employee on August 29, 2016, Employment shall include periods of regular, full-time employment with Weartech International, Inc. prior to August 29, 2016, and (c) in the case of a Former Harris Plan Participant who is an Employee on August 1, 2017,

Employment shall include periods of regular, full-time employment with J.W. Harris Co., Inc. prior to August 1, 2017.”
V.
Section 1.1 of the Plan is hereby amended by inserting a new subsection immediately following Subsection (29) to read as follows:
“(29A)    Former Harris Plan Participant. Any person who immediately prior to the effective time of the merger of the Harris Plan into this Plan had amounts held on his behalf in one or more accounts maintained under the Harris Plan.”
VI.
Section 1.1 of the Plan is hereby amended by inserting two new subsections immediately following Subsection (37) to read as follows:
“(37A)    Harris Plan: The J.W. Harris Co., Inc. Profit Sharing/401(k) Plan, as in effect immediately prior to its merger into the Plan effective as of August 1, 2017.
(37B)    Harris Prior Employer Contributions: Matching employer contributions and nonelective employer contributions, if any, made to the Harris Plan on behalf of Former Harris Plan Participants who are not Employees on August 1, 2017.”
VII.
Section 1.1(46) of the Plan is hereby amended in its entirety to read as follows:

“(46)    Matching Employer Contributions: The contributions made pursuant to Section 4.1 of the Plan (or pursuant to any Instrument of Adoption), employer matching contributions made to the Weartech Plan on behalf of Former Weartech Plan Participants who are Employees on August 29, 2016, and matching employer contributions made to the Harris Plan on behalf of Former Harris Plan Participants who are Employees on August 1, 2017.”
VIII.
Section 1.1(51) of the Plan is hereby amended in its entirety to read as follows:
“(51)    Nonelective Employer Contributions: The contributions made pursuant to Section 4.6 of the Plan and nonelective employer contributions made to the Harris Plan on behalf of Former Harris Plan Participants who are Employees on August 1, 2017.”
IX.
Section 1.1(71) of the Plan is hereby amended in its entirety to read as follows:
“(71)    Vested Interest: The portion of a Member’s Account that has not previously been withdrawn by him or distributed to or for him and that –
(a)    is derived from his Before-Tax Contributions, Rollover Contributions, Prior ESOP Contributions, Qualified Nonelective Contributions, Nonelective Employer Contributions and Transitional Employer Contributions and 100% nonforfeitable at all times;

(b)    is derived from Matching Employer Contributions and
(i) in the case of a Member employed by the Company, Welding, Cutting, Tools & Accessories, LLC, Lincoln Electric Cutting Systems, Inc., Kaliburn, Inc., J.W. Harris Co., Inc., Smart Force, LLC, Vizient Manufacturing Solutions, Inc. and Lincoln Global, Inc. (but in the case of Members employed by J.W. Harris Co., Inc., Smart Force, LLC, or the Seal Seat Division of Lincoln Global, Inc., only with respect to Members who are Employees on or after August 1, 2017 or who were Covered Employees prior to August 1, 2017 under the provisions of the Plan then in effect) is 100% nonforfeitable at all times, or
(ii) in the case of all other Members is (A) 0% nonforfeitable prior to the Member’s completion of three Years of Vesting Service and (B) 100% nonforfeitable on and after the Member’s completion of three Years of Vesting Service; and
(c)    is derived from FSP Contributions and FSP Plus Contributions and is (i) 0% nonforfeitable prior to the Member’s completion of three Years of Vesting Service and (ii) 100% nonforfeitable on and after the Member’s completion of three Years of Vesting Service, provided, however, that in the case of a Member who is an Employee on January 1, 2017, the portion of such Member’s Account that is derived from FSP Contributions and FSP Plus Contributions shall be 100% nonforfeitable on January 1, 2017.

Notwithstanding the foregoing, in the case of a Former Weartech Plan Participant who is an Employee on August 29, 2016, the portion of such Former Weartech Plan Participant’s Account that is derived from Matching Employer Contributions shall be 20% nonforfeitable on and after completion of two Years of Vesting Service and 100% nonforfeitable on and after completion of three Years of Vesting Service. A Member whose Vested Interest is less than 100% nonforfeitable under the preceding provisions of this Subsection shall nonetheless have a 100% nonforfeitable interest in his entire Account upon his attainment of age 60 while an Employee, upon his death while an Employee, upon his death while performing ‘qualified military service’ (as defined in Section 11.8) and upon his incurrence of a Disability while an Employee. Further notwithstanding the foregoing, but subject to section 6.3(7), in the case of a Former Weartech Plan Participant who is not an Employee on August 29, 2016, the portion of such Former Weartech Plan Participant’s Account that is derived from Weartech Prior Matching Contributions shall be nonforfeitable in accordance with the following table based on his Years of Vesting Service at any particular time:

Years of Vesting Service	Percent of Weartech Prior Matching Contributions Nonforfeitable
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
Further notwithstanding the foregoing, but subject to section 6.3(8), in the case of a Former Harris Plan Participant who is not an Employee on August 1, 2017, the portion of such Former Harris Plan Participant’s Account that is derived from Harris Prior Employer Contributions shall be 0% nonforfeitable prior to the Member’s completion of three Years of Vesting Service and 100% nonforfeitable on and after the Member’s completion of three Years of Vesting Service."
X.
Section 1.1(72)(c) of the Plan is hereby amended by deleting the parenthetical phrase “(subject to the provisions of Sections 6.3(6) and 6.8)” where it appears therein and substituting therefor “(subject to the provisions of Sections 6.3 and 6.8)”.
XI.
Section 1.1(72) of the Plan is hereby amended by inserting the following new paragraph at the end thereof:
“(g)    Further notwithstanding any other provision of the Plan to the contrary, with respect to any Former Harris Plan Participant, Years of Vesting Service shall include service credited for vesting purposes under the Harris Plan immediately prior to August 1, 2017 (excluding any service that is disregarded under the terms of the Harris Plan).”
XII.
The last sentence of Section 1.1(75) of the Plan is hereby amended in its entirety to read as follows:
“Notwithstanding any other provision of the Plan to the contrary, (a) in the case of an Employee of Kaliburn, Inc., Years of Eligibility Service shall also include periods of employment with ITT Corporation prior to November 14, 2012, provided that such Employee was an “Employee” (as defined in the Plan) on November 14, 2012, (b) in the case of a Former Weartech Plan Participant, Years of Eligibility Service shall include any service credited for eligibility purposes under the Weartech Plan immediately prior to August 29, 2016, and (c) in the case of a Former Harris Plan Participant, Years of Eligibility Service shall include any service credited for eligibility purposes under the Harris Plan immediately prior to August 1, 2017.”
XIII.
Section 1.2 of the Plan is hereby amended by inserting the following new Subsection at the end thereof:
“(8)    The benefits payable to a Former Harris Plan Participant under the Harris Plan whose employment with the Controlled Group terminated, including by reason of death, before August 1, 2017 (and who is not rehired by a Controlled Group Member on or after August 1, 2017) shall be determined by and paid in accordance with the terms and provisions of the Harris Plan as in effect at the date of such termination, except to the extent otherwise specifically provided in this Plan.”
XIV.
Section 2.1(2) of the Plan is hereby amended by inserting the following new sentence at the end thereof:

“Further notwithstanding the preceding provisions of this Section, a Former Harris Plan Participant who on August 1, 2017 does not satisfy the requirement of Subsection (2) of this Section but who on July 31, 2017 had in effect an election (or deemed election) under the Harris Plan to have a percentage of his compensation contributed to the Harris Plan as before-tax contributions shall become an Eligible Employee on August 1, 2017.”
XV.
Section 2.2(1) of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“Further notwithstanding the foregoing, a Former Harris Plan Participant who becomes an Eligible Employee on August 1, 2017 and who on July 31, 2017 had in effect an election (or deemed election) under the Harris Plan to have a percentage of his compensation contributed as before-tax contributions, shall become a Member on August 1, 2017 and his elected percentage (in effect on July 31, 2017) under the Harris Plan shall continue in effect under the Plan, until changed or suspended pursuant to Section 3.3 or Section 3.4, with respect to his Compensation to be contributed as Before-Tax Contributions under the Plan, provided, however, that if such elected percentage under the Harris Plan was greater than 80%, such percentage shall be reduced to 80% with respect to his Compensation to be contributed as Before-Tax Contributions under the Plan.”
XVI.

Section 2.2 of the Plan is hereby amended by inserting the following new Subsection at the end thereof:
“(5)    A Former Harris Plan Participant who had an account under the Harris Plan immediately prior to the effective time of the merger of the Harris Plan into this Plan but does not become a Member pursuant to Subsection (1), shall become a Member on August 1, 2017 upon such merger but shall not be eligible to have Before-Tax Contributions made for him unless he is an Eligible Employee and enrolls in the Plan in accordance with Subsection (1).”
XVII.
The first sentence of Section 5.1(1) of the Plan is hereby amended by inserting the phrase “, Harris Prior Employer Contributions” immediately following the phrase “Weartech Prior Matching Contributions”.
XVIII.
The first sentence of Section 5.2 of the Plan is hereby amended in its entirety to read as follows:
“The Company shall establish and maintain, or cause to be established and maintained, an Account for each Member, which Account shall reflect, pursuant to Sub Accounts established and maintained thereunder, the amount, if any, of the Member’s (1) Before Tax Contributions, (2) Rollover Contributions, (3) Prior ESOP Contributions, (4) Matching Employer Contributions, (5) Qualified Nonelective Contributions (6)

Nonelective Employer Contributions, (7) Transitional Employer Contributions, (8) FSP Contributions, (9) FSP Plus Contributions, (10) Weartech Prior Matching Contributions, and (11) Harris Prior Employer Contributions.”
XIX.
The second sentence of Section 5.4(2) of the Plan is hereby amended by inserting the phrase “, Harris Prior Employer Contributions” immediately following the phrase “Weartech Prior Matching Contributions”.
XX.
The first sentence of Section 5.5 of the Plan is hereby amended by inserting the phrase “, Harris Prior Employer Contributions” immediately following the phrase “Weartech Prior Matching Contributions”.
XXI.
The next to last sentence of Section 5.5 of the Plan is hereby amended in its entirety to read as follows:
“In the absence of an effective investment direction and/or an effective investment change (but subject to Section 11.10(3)), Before-Tax Contributions, Rollover Contributions, Weartech Prior Matching Contributions, Harris Prior Employer Contributions and Employer Contributions shall be invested in such Investment Fund or Funds (each of which shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations), and in such proportions, as is designated by the Investment Committee from time to time for such purpose, and Prior ESOP Contributions shall be invested in the Holdings Stock Fund (or in such other Investment Fund as the Investment Committee shall designate for such purpose).”
XXII.
The last sentence of Section 5.7(1) of the Plan is hereby amended in its entirety to read as follows:
“Each loan shall be charged against the Member’s Vested Interest in his Sub-Accounts as follows: first, against the Member’s Rollover Contributions Sub-Account, if any; second, to the extent necessary, against the Member’s Before-Tax Contributions Sub-Account, if any; third, to the extent necessary against the Member’s Qualified Nonelective Contributions Sub-Account, if any; fourth, to the extent necessary, against the Member’s Matching Employer Contributions Sub-Account, if any; fifth, to the extent necessary against the Member’s Nonelective Employer Contributions Sub-Account, if any; sixth, to the extent necessary, against the Member’s Transitional Employer Contributions Sub-Account, if any; seventh, to the extent necessary, against the Member’s Prior ESOP Contributions Sub-Account, if any; eighth, to the extent necessary, against the Member’s Weartech Prior Matching Contributions Sub-Account, if any; ninth, to the extent necessary, against the Member’s FSP Contributions Sub-Account, if any; tenth to the extent necessary, against the Member’s FSP Plus Contributions Sub-Account, if any; and eleventh, to the extent necessary, against the Member’s Harris Prior Employer Contributions Sub-Account, if any.”

XXIII.
Section 5.7 of the Plan is hereby amended by inserting the following new Subsection at the end thereof:
“(8)    Upon the effective time of the merger of the Harris Plan into the Plan, any loans outstanding under the Harris Plan on July 31, 2017 shall be transferred to the Plan and shall continue to be governed by the terms in effect for such loans under the Harris Plan on July 31, 2017. Further, the limitation set forth in Subsection (3) of this Section on the number of loans that a Member may have outstanding at any one time shall not apply to a Former Harris Plan Participant who on July 31, 2017 had more than three loans outstanding under the Harris Plan, provided, however, that such Former Harris Plan Participant shall not be eligible to obtain a loan under this Plan until he has less than three loans outstanding under the Plan, and thereafter shall be subject to the limitation set forth in Subsection (3).”
XXIV.
Section 6.3 of the Plan is hereby amended by inserting the following new Subsection at the end thereof:
“(8)    If a Former Harris Plan Participant who forfeited all or a portion of his interest under the Harris Plan on account of a distribution to him from the Harris Plan prior to August 1, 2017 is reemployed as an Eligible Employee under this Plan on or after August 1, 2017 but prior to incurring five consecutive 1-Year Breaks in Service, such

Former Harris Plan Participant shall have the right to repay to the Trust Fund the full amount of the distribution on or before the earlier of (a) the date such Former Harris Plan Participant incurs five consecutive 1-Year Breaks in Service following the date of distribution or (b) the end of the five-year period beginning with the date on which such Former Harris Plan Participant is reemployed. If a Former Harris Plan Participant who received a deemed distribution from the Harris Plan prior to August 1, 2017 is reemployed as an Eligible Employee on or after August 1, 2017 but prior to incurring five consecutive 1-Year Breaks in Service, such Former Harris Plan Participant will be deemed to have immediately repaid such distribution to the Plan. In the event of a repayment as described in this Subsection, the Former Harris Plan Participant’s Years of Vesting Service to which such payment related shall be reinstated and an Account shall be established for such Former Harris Plan Participant with a value that is not less than the sum of the amount of the distribution and the amount forfeited at the time the distribution was made, unadjusted for any subsequent gains or losses. Thereafter, the portion of such Former Harris Plan Participant’s Account that is derived from Harris Prior Employer Contributions shall be 100% nonforfeitable. The sources for restoration of the Former Harris Plan Participant’s forfeitures shall, in the discretion of the Employer, be income or gain to the Plan, forfeitures or Employer Contributions. Notwithstanding any provision of the Harris Plan, any forfeitures arising under the provisions of the Harris Plan that have not been allocated or applied as of August 1, 2017 shall be used to reduce subsequent Employer Contributions.”
XXV.

Section 6.7 of the Plan is hereby amended in its entirety to read as follows:
“6.7    Withdrawals.
(1)    Withdrawals on Account of Hardship. A Member who is an Employee and who has obtained all distributions and withdrawals (including distributions of ESOP dividends under section 404(k) of the Code but not Hardship distributions) and all nontaxable loans then available under all plans maintained by the Controlled Group (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan)), may request, on a form provided by and filed with the Committee, a withdrawal on account of Hardship of all or a part of his Vested Interest in the following Sub Accounts: Rollover Contributions Sub-Account, Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto), Matching Employer Contributions Sub-Account, Transitional Employer Contributions Sub-Account, Prior ESOP Contributions Sub-Account, Weartech Prior Matching Contributions Sub-Account and Harris Prior Employer Contributions Sub-Account. Upon making a determination that the Member is entitled to a withdrawal on account of Hardship, the Committee shall direct the Trustee to distribute to such Member the amount requested and charge the amount of the withdrawal to the Member’s Sub-Accounts in the order set forth in the preceding sentence, provided, however, that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such Hardship. If a withdrawal on account of Hardship is made by a Member pursuant to this

Subsection, notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary, the Member’s Before-Tax Contributions to the Plan (or any comparable contributions to any other plan maintained by the Controlled Group, including, without limitation, any non-qualified deferred compensation plan, any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan) and any stock option, stock purchase or similar plan) shall be suspended for a period of 6 months following receipt of the Hardship withdrawal. A Member who has made a withdrawal pursuant to this Section and who desires to resume having Before-Tax Contributions made for him may do so, as of any Valuation Date after the expiration of the suspension period specified in this Section, if he is then an Eligible Employee and he again enrolls as a contributing Member pursuant to Sections 2.2(1) and 3.1.
(2)    Withdrawals upon Attainment of Age 59 ½. A Member who is an Employee and who is at least age 59 ½ may request, on a form provided by and filed with the Committee, a withdrawal of all or a part of his Vested Interest in his Account. Any such partial withdrawal shall be charged pro-rata to the Sub-Accounts maintained under the Member’s Account.
(3)    Withdrawals of Rollover Contributions. A Member who is an Employee may request, on a form provided by and filed with the Committee, a withdrawal of all or any part of his Rollover Contributions Sub-Account.
(4)    Withdrawals upon incurrence of a Disability. A Member, who is an Employee and who incurs a Disability, may request, on a form provided by and filed with the Committee, a withdrawal of all or a part of his Vested Interest in his Account. Any such partial withdrawal shall be charged pro-rata to the Sub-Accounts maintained under the Member’s Account. For purposes of this Section 6.7(4), a Member is disabled on the date the Committee determines the Member satisfies the definition of Disability. The Committee may require a Member to submit to a physical examination in order to confirm the Member’s Disability.
(5)    Withdrawals by Certain Former Employees. A Member, who is a former Employee and a Former Harris Plan Participant, may request, on a form provided by and filed with the Committee, a withdrawal of a portion of his Vested Interest in his Account. Any such withdrawal shall be charged pro-rata to the Sub-Accounts maintained under the Member’s Account.
(6)    Withdrawals made pursuant to this Section may be made, effective as of any Valuation Date, upon such prior notice as may be required by the Administrative Committee. Withdrawals made pursuant to this Section shall be in an amount not less than any minimum amount established by the Committee. Withdrawals from a Member’s Sub-Accounts made pursuant to this Section shall be allocated among the Investment Funds in the same proportion as the value (determined as of the Valuation Date that is the effective date of such withdrawal) of such Member’s Sub-Accounts invested in each such Investment Fund bears to the total value (determined as of such Valuation Date) of such Sub Accounts.”
XXVI.

Section 6.8 of the Plan is hereby amended by deleting the phrase “Employer Contributions or Weartech Prior Matching Contributions” and substituting therefor the phrase “Employer Contributions, Weartech Prior Matching Contributions or Harris Prior Employer Contributions”.
XXVII.
Exhibit A of the Plan is hereby amended in its entirety to read as follows:
“EXHIBIT A
Participating Employers
as of August 1, 2017
The Lincoln Electric Company
J.W. Harris Co., Inc.
Lincoln Global, Inc.
Welding, Cutting, Tools & Accessories, LLC
Smart Force, LLC
Lincoln Electric Cutting Systems, Inc.
Kaliburn, Inc.
Easom Automation Systems, Inc.
Weartech International, Inc.
Vizient Manufacturing Solutions, Inc.”

EXECUTED at Cleveland, Ohio this          day of July, 2017.
THE LINCOLN ELECTRIC COMPANY

By:

Title: